Exhibit 5.1



                                 April 23, 2003

Acadia Realty Trust
20 Soundview Marketplace
Port Washington, New York 11050

               re: Acadia Realty Trust Registration of Common Shares of Beneficial Interest and Preferred Shares of Beneficial Interest on Form S-3

Ladies and Gentlemen:

      We have acted as special counsel for Acadia Realty Trust, a Maryland real estate investment trust (the "Trust"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, pursuant to which the Trust intends to register a maximum aggregate offering amount of $75,000,000 of (i) shares of its Common Shares of Beneficial Interest, par value $.001 per share ("Common Shares"), and (ii) shares of its Preferred Shares of Beneficial Interest ("Preferred Shares"), for issuance by the Trust, as described in the Registration Statement and the prospectus included therein. This opinion is being furnished to you as a supporting document for such Registration Statement.

      In this connection we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the following:

      (i) The Declaration of Trust of the Trust including all amendments thereto, as in effect on the date hereof,

      (ii) The By-Laws of the Trust, including all amendments thereto, as in effect on the date hereof,

      (iii) The Resolutions of the Board of Trustees of the Trust, adopted at a meeting of the Board of Trustees on April 22, 2003, which, among other things, authorize the filing of a Registration Statement on Form S-3 relating to the issuance of up to an aggregate of $75,000,000 of Common Shares and Preferred Shares as is necessary or appropriate in connection with acquiring, redeveloping, and managing commercial retail properties and other general Trust purposes,



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Acadia Realty Trust                 2                             April 23, 2003


      (iv) The Registration Statement filed with the Securities and Exchange Commission, and

      (v) A Certificate of the Secretary of the Trust dated April 22, 2003.

      In addition, we have obtained from public officials, officers and other representatives of the Trust, and others such certificates, documents and assurances as we considered necessary or appropriate for purposes of rendering this opinion. In our examination of the documents listed in (i)-(v) above and the other certificates and documents referred to herein, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on documents not executed in our presence and facsimile or photostatic copies of which we reviewed, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. Without limiting the generality of the foregoing we have relied upon the representations of the Trust as to (i) the accuracy and completeness of (a) the Declaration of Trust, (b) the By-laws of the Trust, and
(c) the Registration Statement; and (ii) the representations of the Trust that
(x) the resolutions of the Trustees, dated April 22, 2003, (y) the Declaration of Trust, and (z) the By-laws of the Trust have not been rescinded, modified or revoked and no proceedings for the amendment, modification, or rescission of any of such documents are pending or contemplated.

      Based upon the assumptions, qualifications, and limitations set forth herein, and relying upon the statements of fact contained in the documents that we have examined, we are of the opinion, as of the date hereof, that when issued and sold, and when full payment therefor has been received by the Trust, as described in the Registration Statement, the Common Shares and (when duly authorized and designated as such by the Trust's Board of Trustees in accordance with the Trust's Declaration of Trust, as amended) the Preferred Shares, as the case may be, shall constitute legally issued, fully paid and nonassessable, and valid and binding obligations of the Trust.

      In addition to the assumptions set forth above, the opinions set forth herein are also subject to the following qualifications and limitations:

      (a) The opinions expressed in this letter are based upon the assumption that the Trust will keep the Registration Statement effective.

      (b) The opinions expressed in this letter are specifically limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated herein.

      (c) The opinions expressed in this letter are based on the laws of the jurisdictions



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Acadia Realty Trust                 3                             April 23, 2003

referred to in the next paragraph as they may be in effect on the date hereof and we assume no obligation to supplement this opinion if any applicable laws change after the date hereof.

      The opinions herein expressed are limited in all respects solely to matters governed by the internal laws of the State of Maryland, and the federal laws of the United States of America, insofar as each may be applicable. We express no opinion herein with respect to matters of local, county or municipal law, or with respect to the laws, regulations, or ordinances of local agencies within any state. Subject to the foregoing, any reference herein to "law" means applicable constitutions, statutes, regulations and judicial decisions. To the extent that this opinion relates to the laws of the State of Maryland, it is based upon the opinion of members and lawyers of this firm who are members of the bar of that State.

      This opinion letter is rendered solely to you in connection with the above referenced matter and may not be relied upon by you for any other purpose or delivered to, or quoted or relied upon by, any other person without our prior written consent. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you of any facts, circumstances, events or developments that may be brought to our attention in the future, which facts, circumstances, events or developments may alter, affect or modify the opinions or beliefs expressed herein.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the prospectus included therein.

                               Very truly yours,

                          /s/ Berliner, Corcoran & Rowe, LLP